Exhibit 99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Diversified Dividend and Income Fund (the “Fund”) certify that, to the best of each such officer’s knowledge and belief:

1.               The Form N-CSR of the Fund for the period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: March 14, 2012

/s/ Gifford R. Zimmerman
Gifford R. Zimmerman
Chief Administrative Officer (principal executive officer)

/s/ Stephen D. Foy
Stephen D. Foy
Vice President, Controller (principal financial officer)